                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/X/  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 FURON COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 FURON COMPANY
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ----------------------------------------------------------------------
     (2)  Form, schedule or registration statement no.:

          ----------------------------------------------------------------------
     (3)  Filing party:

          ----------------------------------------------------------------------
     (4)  Date filed:

          ----------------------------------------------------------------------

         [LOGO]

         29982 Ivy Glenn Drive
         Laguna Niguel, California 92677-2044

                            NOTICE OF ANNUAL MEETING
                         OF SHAREHOLDERS TO BE HELD ON

                                  JUNE 6, 1995

To the Shareholders of
Furon Company:

     The Annual Meeting of the Shareholders of Furon Company, a California corporation (the "Company"), will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Tuesday, June 6, 1995, at 10:30 a.m., local time, for the following purposes:

     1. To elect three directors to the Board of Directors for a term of three years. The nominees for election to the Board of Directors are named in the attached Proxy Statement.

     2. To approve the Furon Company 1995 Stock Incentive Plan.

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending February 3, 1996.

     4. To transact such other business as may come before the Annual Meeting and at any adjournment thereof.

     Shareholders of record at the close of business on April 17, 1995 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, THE COMPANY URGES YOU TO ASSURE YOUR REPRESENTATION AT THE MEETING BY SIGNING AND RETURNING THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE GIVING OF THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                          By Order of the Board of Directors

                                                  FURON COMPANY

                                            /s/ Donald D. Bradley
                                          ---------------------------
                                                Donald D. Bradley
                                               General Counsel and
                                                    Secretary

May 1, 1995
Laguna Niguel, California

                                 FURON COMPANY
                            ------------------------
                                PROXY STATEMENT
                            ------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 6, 1995

     This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Furon Company, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Tuesday, June 6, 1995, at 10:30 a.m., local time. This proxy solicitation material is being mailed to shareholders on or about May 1, 1995.

                              GENERAL INFORMATION

PROXY

     All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by (i) delivering a written notice of revocation to the Secretary of the Company, 29982 Ivy Glenn Drive, Laguna Niguel, California 92677-2044, (ii) a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or (iii) attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

     The expenses of preparing and mailing the proxy materials will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company (who will receive no additional compensation) by personal interviews, telephone and telegraph. The Company has retained Beacon Hill Partners, Inc., for a fee of $5,000, to assist in the solicitation and distribution of proxies to brokerage houses and institutions. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy solicitation materials to beneficial owners of Common Stock and that such persons will be reimbursed by the Company for their expenses incurred in this regard.

RECORD DATE AND VOTING RIGHTS

     At the close of business on April 17, 1995, the record date with respect to this solicitation (the "Record Date"), the Company had outstanding 8,847,514 shares of Common Stock. Only holders of Common Stock of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each share of Common Stock is entitled to one vote.

     Votes cast by proxy or in person at the Annual Meeting will be counted by an election inspector appointed for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     The election inspector will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

     In the election of directors, shares present but not voting will be disregarded (except for quorum purposes). For each share of Common Stock owned, each shareholder is entitled to one vote for each of the offices of director to be elected. The candidates receiving the highest number of votes will be elected and votes withheld will have no legal effect.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of March 31, 1995 concerning the beneficial ownership of the Company's Common Stock by (i) the only persons known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) the Company's current executive officers and a former executive officer, and (iii) all current directors and executive officers of the Company as a group. Except as otherwise indicated, beneficial ownership includes both voting and dispositive or investment power.

                                                                 SHARES BENEFICIALLY
                                                                        OWNED
                 NAME AND ADDRESS                              -----------------------
                OF BENEFICIAL OWNER                            NUMBER          PERCENT
                -------------------                            ------          -------
        PRINCIPAL SHAREHOLDERS:
        Peter Churm..........................................  486,183(1)        5.5%
          c/o Furon Company
          29982 Ivy Glenn Drive
          Laguna Niguel, California 92677
        RCM Capital Management...............................  867,500(2)        9.8
          Four Embarcadero Center
          Suite 2900
          San Francisco, California 94111
        State of Wisconsin...................................  523,400(2)        5.9
          Investment Board
          121 East Wilson
          Madison, Wisconsin 53702
        David L. Babson & Company, Inc.......................  475,600(2)        5.4
          One Memorial Drive
          Suite 1100
          Cambridge, Massachusetts 02142
        EXECUTIVE OFFICERS:
        J. Michael Hagan.....................................  267,586(3)        3.0
        Terrence A. Noonan...................................   91,567(3)        1.0
        Monty A. Houdeshell..................................   74,059(3)          *
        Larry K. Hanson......................................   55,494(3)          *
        GROUP:
        Directors and Executive Officers as a
          Group (10 persons).................................  946,535(3)       10.3

- ---------------

 *  Less than one percent.

(1) Includes 461,665 shares held of record by Mr. Churm as Trustee of the Churm Community Property Trust and 390 shares held for Mr. Churm's account under the Company's Employee Stock Ownership Plan.

(2) Based upon information provided by RCM Capital Management (a registered investment advisor), the State of Wisconsin Investment Board (an independent agency of the State of Wisconsin) and David L. Babson & Company, Inc. (a registered investment advisor). RCM Capital Management has no voting power with respect to 65,000 of the shares shown as beneficially owned by it and shared dispositive power with respect to 20,000 shares. David L. Babson & Company, Inc. has shared voting power with respect to 117,900 of the shares shown as beneficially owned by it.

(3) Includes for Messrs. Hagan, Noonan, Houdeshell, Hanson (a former executive officer) and the group, respectively, 192,948 shares, 79,875 shares, 69,125 shares, 54,875 shares and 341,948 shares subject to stock options which are exercisable within 60 days and were granted under the Company's 1982 Stock Incentive Plan; 690 shares, 629 shares, 616 shares, 587 shares and 2,325 shares held under the Company's Employee Stock Ownership Plan; and 8,119 shares, 7,319 shares, 2,318 shares, 32 shares and 17,756 shares held under the Company's Employees' Profit-Sharing-Retirement Plan. Included in the shares beneficially owned by Mr. Noonan are 3,744 shares held of record by Mr. Noonan and his wife with shared voting and investment power.

                                     ITEM 1
                             ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

     The term of office of the Class II directors of the Company's classified Board of Directors expires at the Annual Meeting. The Board of Directors has nominated the individuals designated below for election as Class II directors at the Annual Meeting, each to serve for a three-year term expiring at the 1998 Annual Meeting of Shareholders and until his successor has been duly elected and qualified. Each nominee, other than Mr. Shepherd, presently serves as a Class II director of the Company. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the Board's nominees. The proxies may be voted for a substitute nominee or nominees in the event one or more of the Board's nominees shall be unable to serve for any reason or be withdrawn from nomination, a contingency not now anticipated.

     Set forth below is certain information concerning each of the nominees, the three Class III directors whose term of office expires at the 1996 Annual Meeting of Shareholders and the three Class I directors whose term of office expires at the 1997 Annual Meeting of Shareholders, including the number of shares of Common Stock beneficially owned by each of them as of March 31, 1995. The only directors who beneficially owned one percent or more of the outstanding shares of Common Stock as of that date were Messrs. Churm (5.5%), Hagan (3.0%) and Noonan (1.0%); for additional information concerning their beneficial ownership, see "General Information." The shares beneficially owned by Messrs. Bright, Chase, Cvengros and Threshie include 1,018 shares acquired by each of them, in lieu of their annual cash Board retainer, under the Company's 1993 Non-

Employee Directors' Stock Compensation Plan described below. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

                                                                                       SHARES
                                                               DIRECTOR             BENEFICIALLY
                 NAME                      POSITION             SINCE       AGE        OWNED
    -------------------------------  ---------------------     --------     ---     ------------
    NOMINEES:
      Class II
         Cochrane Chase**            Director                    1979       63           8,068
         H. David Bright**           Director                    1982       60           1,768
         William C. Shepherd         Nominee                       --       56              --
    CONTINUING DIRECTORS:
      Class III
         J. Michael Hagan            Chairman of the Board       1980       55         267,586
         Peter Churm                 Chairman Emeritus           1963       69         486,183
         William D. Cvengros*        Director                    1987       46           1,768
      Class I
                                     Director and
         Terrence A. Noonan          President                   1991       57          91,567
         R. David Threshie*          Director                    1990       63           6,018
         Bruce E. Ranck*             Director                    1994       46           2,500

- ---------------

 * Member of Audit Committee

** Member of Compensation Committee

NOMINEES

  Class II

     COCHRANE CHASE currently is retired. Prior to his retirement in 1988, he served for 21 years as Chairman of the Board of Cochrane Chase, Livingston & Company, Inc., an advertising, marketing and public relations firm. The shares of Common Stock beneficially owned by Mr. Chase are held of record by Mr. Chase and his wife as Trustees of the Cochrane and Janis Chase Trust, with shared voting and investment power.

     H. DAVID BRIGHT currently is retired. Prior to his retirement in 1989, he served as Chairman of the Board of National Education Corporation, a training and educational publishing company, from 1988 to 1989, and as President and Chief Executive Officer from 1981 through 1988. Mr. Bright is a member of the Board of Trustees of Marquette University.

     WILLIAM C. SHEPHERD is the President, Chief Executive Officer and a director of Allergan, Inc., a global provider of specialty therapeutic products. He joined Allergan in 1966, was named Vice President -- Manufacturing in 1973, Vice President -- Operations in 1976, Senior Vice President -- U.S. Operations in 1978, President -- Allergan U.S. in 1981, and President and Chief Operating Officer in 1984, and was appointed to his current position in January 1992. Mr. Shepherd also is a director of Ligand Pharmaceuticals Incorporated and the Orange County Performing Arts Center.

CONTINUING DIRECTORS

  Class III

     J. MICHAEL HAGAN was elected Chairman of the Board of the Company in June 1991, having previously served as President from 1980 to June 1991 and as a Vice President from 1975 to 1980. Mr. Hagan also is a director of Freedom Communications, Inc. and Ameron, Inc.

     PETER CHURM has rendered management consulting services to the Company since his retirement on February 1, 1992. Mr. Churm was named Chairman Emeritus of the Board of Directors in June 1991, having previously served as Chairman of the Board of the Company from 1980 to June 1991 and as President from 1963 to 1980. Mr. Churm also is a director of Carl Karcher Enterprises.

     WILLIAM D. CVENGROS has served as President, Chief Executive Officer and a director of PIMCO Advisors L.P., a publicly traded investment management firm, since November 1994. Previously, he served since 1990 as the Vice Chairman and Chief Investment Officer of Pacific Mutual Life Insurance Company, a life insurance and investment company. He joined Pacific Mutual in 1972, and was elected Vice President in 1982, Senior Vice President in 1985 and Executive Vice President in 1986.

  Class I

     TERRENCE A. NOONAN was elected President of the Company in June 1991, having previously served as an Executive Vice President from 1989 to June 1991 and as a Vice President from May 1987, when he joined the Company, to 1989. Prior to joining the Company, he served as a Group General Manager of Eaton Corporation, a diversified manufacturing company.

     R. DAVID THRESHIE has served since 1979 as Publisher and Chief Executive Officer of the Orange County Register, a division of Freedom Communications, Inc., an integrated communications company. The shares of Common Stock beneficially owned by Mr. Threshie include 5,000 shares held of record by Mr. Threshie as Trustee of the Threshie Family Trust, Part A.

     BRUCE E. RANCK has served as President and Chief Operating Officer of Browning-Ferris Industries, Inc., a waste services provider ("BFI"), since November 1991 and as a director of BFI since March 1990. He was BFI's Executive Vice President (Solid Waste Operations -- North America) from October 1989 to November 1991, having previously served as a Regional Vice President for more than five years. Mr. Ranck also serves as a director of Junior Achievement of Southeast Texas, Inc.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     During the fiscal year ended January 28, 1995, the Board of Directors met seven times. Each director attended at least 75% of all meetings of the Board and the committees on which the director served. The only standing committees of the Board of Directors are described below.

     The Board's Audit Committee, which currently is comprised of Messrs. Cvengros (Chairman), Threshie and Ranck, held four meetings during the last fiscal year. The Audit Committee reviews the Company's financial reporting and internal operating controls, its Annual Report on Form 10-K and the selection of the Company's independent auditors. It also reviews with the independent auditors the scope and results of the annual audit and the Company's reporting systems and practices and makes recommendations to the Board of Directors with respect to the foregoing.

     The Board's Compensation Committee, which currently is comprised of William
E. Eckhardt (Chairman), who is retiring as a director at the Annual Meeting, and Messrs. Bright and Chase, held one meeting during the last fiscal year. The Compensation Committee reviews and recommends to the Board of Directors the remuneration (including salary, bonus, retirement and other benefits) to be paid or made available to officers and key employees, reviews benefit programs available to all employees and administers certain of the Company's employee benefit plans.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company is paid $14,000 per year, plus $1,000 for each Board meeting attended and $750 for each Committee meeting attended. A Committee Chairman is paid an additional $2,600 per year.

     In November 1993, the Board adopted the 1993 Non-Employee Directors' Stock Compensation Plan ("Plan"). The Plan provides non-employee directors with the opportunity to acquire Common Stock of the Company in lieu of their annual cash retainer. Eligible directors make an election to receive their annual retainer payable for the one-year term commencing on the date of the next Annual Shareholders Meeting in (i) cash, (ii) restricted shares of the Company's Common Stock, or (iii) hypothetical stock "units" which are converted to shares of the Company's Common Stock upon distribution from the Plan following the director's termination as a member of the Board or the expiration of some other fixed period specified by the director, whichever occurs sooner. The number of restricted shares or stock units which an eligible director receives is determined by dividing the director's annual retainer by the fair market value of the Company's Common Stock on the date of the Annual Shareholders Meeting, and by then multiplying that number by 1.1. In effect, this provides an incentive for participating directors to increase their ownership of the Company's Common Stock by enabling them to obtain shares at a discount of 9.09%. The shares acquired under the Plan are nonforfeitable, but are subject to significant restrictions on transferability for five years from the date of award, unless the director ceases to be a member of the Board. The Plan provides that upon the occurrence of certain "events" described below under "Executive Compensation - Change in Control Agreements," the restrictions on transferability applicable to shares issued under the Plan immediately lapse.

     Peter Churm, the Chairman Emeritus of the Board, has provided management consulting services to the Company since his retirement on February 1, 1992. Mr. Churm will be paid $90,000 for those services during the current fiscal year and received $120,000 last fiscal year. Mr. Churm also is reimbursed for business related expenses incurred in the performance of those services. As part of this arrangement, the Company provides general medical insurance coverage for Mr. Churm and his wife at a cost of approximately $600 per month and reimburses them for any uninsured out-of-pocket medical expenses (which totaled $4,300 during the last fiscal year). This consulting arrangement is subject to the annual review of the Compensation Committee and approval by the Board of Directors. During the last fiscal year, the Company also reimbursed Mr. Churm $21,640 to pay for certain personal tax consulting services.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors of the Company is comprised of non-employee independent directors, none of whom has any interlocking or other relationships with the Company that would call into question their independence as Committee members. The Compensation Committee reviews, administers and monitors the Company's executive compensation plans, policies and programs.

  Executive Compensation Philosophy and Principles

     The executive compensation philosophy of the Company is to link compensation with enhancement of shareholder value. To that end, at the beginning of fiscal 1993 the Committee replaced the Company's former short-term and long-term compensation plans with an Economic Value Added incentive compensation plan (the "EVA Plan") which rewards continuous improvement in Economic Value Added ("EVA"). According to empirical stock market research by Stern Stewart & Co., the nationally recognized corporate financial advisory firm that developed the measure ("Stern Stewart"), EVA(R) has a stronger correlation with shareholder value than all other financial performance measures. As a result, the Committee believes that the Company has aligned the financial interests of the executive officers with those of the Company's shareholders.

     The principles followed by the Committee to implement the executive compensation philosophy are (i) to provide a cash compensation package consisting of competitive base salary levels and incentive opportunities that are linked to corresponding levels of performance as measured by EVA and (ii) to grant stock option incentives which require increases in the Company's stock price in order for executives to realize value and, thus, are tied to the Company's long-term stock performance. The result is a total compensation opportunity largely dependent upon the Company's performance. To measure the effectiveness of the executive compensation program in achieving the foregoing objectives, the Committee uses the services of Stern Stewart and Towers Perrin, an internationally recognized compensation consulting firm (collectively, the "Consultants"), which provide independent expertise and direction on these matters.

     As one of the factors in its consideration of compensation matters, the Committee will continue to consider, to the extent determinable, the anticipated tax consequences to the Company and its executive officers of the levels and forms of executive compensation. The tax consequences of various levels and forms of compensation, including tax deductibility to the Company, may depend upon the timing of payment or vesting or exercise of previously granted rights. In addition, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the tax consequences of executive compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to that level or those forms which would be deductible to the Company for tax purposes. However, the Committee will consider various alternatives for preserving the deductibility of executive compensation to the extent reasonably practicable and consistent with its other compensation objectives.

  Executive Compensation Components

     Company's executive compensation is based on three principal components, each of which is intended to support the overall compensation philosophy. As a result, substantially more than 50% of the executive officer's total compensation opportunity is at risk and contingent upon the performance of the Company. The three principal components are:

     o BASE SALARY. Base salary ranges are reviewed and established at the beginning of each fiscal year. The Company participates in a broad based compensation study conducted annually by Towers Perrin to ensure that base salary ranges reflect competitive job market conditions for similar sized companies in terms of sales, employees and related factors. (The study covers several of the companies included in the Russell 2000 and some of those in the Russell 2000: Producer Durables indices shown below under "Performance Graph.") Adjustments to actual base salaries are made subjectively pursuant to job performance and relationship to the midpoint range (which is plus or minus 10% of the actual midpoint) of the salary range for the salary grade corresponding to the position and level of responsibilities. The Company's philosophy generally is to provide a base salary that is within the midpoint range of the applicable salary grade.

     o INCENTIVE COMPENSATION. The incentive compensation opportunity under the EVA Plan contains short-term and long-term components that are determined by the achievement of continuous improvement in EVA in relation to predetermined criteria that were subjectively established by the Committee for the first and second plan years, consistent with the advice of the Consultants, and thereafter are self-adjusting. Economic Value Added and the EVA Plan are discussed in more detail below.

     o STOCK OPTIONS. Executive officers are eligible to receive annual grants of stock options, which since fiscal 1988 have been granted as nonqualified stock options. The Company's policy is not to grant restricted stock awards to its executive officers. The stock option awards are intended to retain and motivate executive officers to improve long-term stock market performance. Awards are granted at the fair market value of the Company's Common Stock at the date of grant. Stock options generally vest in equal installments over a four-year period and have a ten-year term. The Company's policy is not to adjust award levels annually for fluctuations in the market price of the Company's Common Stock. Rather, the number of shares subject to individual awards was fixed for executive officers in fiscal 1992 at the midpoint of Towers Perrin's 1990/1991 analysis of competitive compensation practices of companies reflected in the salary survey referred to above. Adjustments based on subjective criteria (other than market price) were permitted for other than the Chief Executive Officer and the President until fiscal 1995.

  Economic Value Added and the EVA Plan

     The primary financial objective of the Company is to increase shareholder value. To support that effort the Company uses a financial performance measurement system called Economic Value Added. EVA is the internal measure of operating and financial performance that, in the opinion of Stern Stewart and the Company, best reflects the change in shareholder value. EVA can be more specifically defined as the economic profit generated by the business, less a charge for the use of capital. Economic profit is an after-tax measure of operating results which differs from normal accounting profit as the consequence of certain adjustments for non-economic charges. The capital charge (or cost of capital) is the weighted average cost of (i) equity capital based upon a 30-year U.S. Treasury Bond yield plus the product of the average equity risk premium and the business risk index for the Company, and (ii) debt capital equal to the after-tax cost of long-term debt.

     EVA provides a framework within which management can make decisions that will build long-term value for the Company and its shareholders rather than focus on short-term results. The Committee takes the view that the financial marketplace is a competition for scarce capital. Management of the Company is charged with the task of putting that scarce capital to work efficiently to earn the best possible returns. As long as the Company is investing in projects that earn a rate of return higher than its cost of capital, then in accordance with Stern Stewart's view of the fundamental forces which drive the capital markets, investors will earn a return in excess of their required reward and the Company's capital or stock should command a premium in the marketplace.

     There are four key elements to the Company's incentive compensation philosophy which are incorporated into the EVA Plan and are summarized below.

     1. There is only one cash bonus plan, which uses the same measurement system for both short-term and long-term bonuses to provide a more substantial incentive for increasing shareholder value.

     2. Long-range goals, resource allocation decisions, capital expenditures, acquisitions and operating performance are all evaluated in terms of EVA.

     3. EVA targets are separated from the budgetary and strategic planning processes and are set and revised according to a predetermined formula which rewards long-term continuous improvement and penalizes negative performance. Under the formula, the Company's target EVA performance for a fiscal year will be 50% of the difference between the previous year's target and actual EVA performance if the actual EVA performance equals or exceeds the target or, if it does not, it will be the prior year's target less an amount equal to 30% of the difference between that target and the actual EVA performance.

     4. The potential bonus has no ceiling on the upside and no floor on the downside. Individual target incentive awards (also called "current bonuses") under the EVA Plan range from 7.5% to 80% of the individual's salary for the fiscal year. Bonuses earned in excess of target incentive compensation are considered exceptional and are "banked forward" (i.e., deferred) with their full payout contingent upon continued successful performance. No interest is earned on the deferred amount and the participant has no vested right to receive it. Negative performance can eliminate these contingent amounts and create a negative bank balance which will be offset against any future bank payments.

     The Company's incentive compensation has been determined using the concepts of Economic Value Added since fiscal 1993. Following a review by the Consultants of the EVA Plan's first year of operations, the Committee elected to make certain modifications to the EVA Plan effective for fiscal 1994. Those modifications increased the difficulty of receiving incentive compensation by reducing the compensation paid for a given level of performance. In addition, the current bonus portion payable in a fiscal year was reduced from 150% to 100% of target incentive compensation, thereby increasing the long-term incentive component.

     The objectives underlying the EVA incentive compensation program are to more closely link incentive awards to value added for shareholders, and to provide a culture of performance and ownership among the Company's managers and senior executives. This requires management to share some of the Company's business risk with shareholders, provides the opportunity for the upside potential that results from the creation of value and, as a result, helps managers think like owners. Accordingly, the program rewards long-term continuous improvements in shareholder value.

  CEO Compensation

     J. Michael Hagan, the Chief Executive Officer of the Company, received a base salary of $360,000 in fiscal 1994. The Committee subjectively maintained Mr. Hagan's base salary at $360,000 for fiscal 1995 since it was at the midpoint of the annual market analysis of competitive compensation practices completed by Towers Perrin.

     For fiscal 1995, Mr. Hagan was paid a current bonus of $288,000 under the EVA Plan for exceeding the target EVA performance by 27% and, since the Company's actual EVA performance exceeded the target by 98%, an additional $371,981 was banked forward. In addition, he received a long-term bonus of $143,746 that was distributed out of his EVA bank pursuant to the terms of the EVA Plan.

     Mr. Hagan was awarded 35,000 shares of nonqualified stock options during fiscal 1995 at an exercise price of $16.25 per share, which was the price of the Company's stock on the date of the grant. The options vest over four years and have a term of ten years. This award is consistent with the Company's fixed-share stock option policy discussed above.

                                          William E. Eckhardt (Chairman)
                                          H. David Bright
                                          Cochrane Chase

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation paid or accrued for the fiscal year ended January 28, 1995 and the two prior fiscal years to the Company's executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM COMPENSATION
                                                                                     --------------------------------------
                                                                                              AWARDS               PAYOUTS
                                                                                     -------------------------     -------
                                                   ANNUAL COMPENSATION                              SECURITIES
                                          --------------------------------------     RESTRICTED     UNDERLYING
                                                                    OTHER ANNUAL       STOCK         OPTIONS/        LTIP
    NAME AND PRINCIPAL                     SALARY       BONUS       COMPENSATION      AWARD(S)         SARS        PAYOUTS
         POSITION             YEAR (A)     ($)(B)       ($)(B)         ($)(C)          ($)(D)          (#)           ($)
- --------------------------    --------    --------     --------     ------------     ----------     ----------     --------
J. Michael Hagan              1995        $360,000     $288,000       $  4,361           $0           35,000       $143,746
Chairman of the Board         1994        $360,000     $288,000       $  4,183           $0           35,000       $171,843
and Chief Executive
  Officer                     1993        $345,000     $414,000       $  3,312           $0           35,000       $      0
Terrence A. Noonan            1995        $291,000     $203,700       $ 68,942           $0           21,000       $ 92,500
President and Chief           1994        $280,000     $196,000       $ 68,209           $0           21,000       $108,958
Operating Officer             1993        $250,000     $262,500       $  2,644           $0           21,000       $      0
Monty A. Houdeshell           1995        $215,000     $129,000       $ 43,280           $0            9,000       $ 61,028
Vice President and            1994        $205,000     $123,000       $ 54,344           $0           12,000       $ 72,846
Chief Financial Officer       1993        $195,000     $175,500       $ 57,848           $0           12,000       $      0
Larry K. Hanson               1995(F)     $174,300     $ 49,650       $  7,772           $0            5,000       $ 49,702
Former Executive Vice         1994        $198,600     $ 99,300       $  6,217           $0            7,000       $ 59,460
President                     1993        $191,000     $143,250       $  1,731           $0            8,000       $      0


                             ALL OTHER
    NAME AND PRINCIPAL      COMPENSATION
         POSITION              ($)(E)
- --------------------------  ------------
J. Michael Hagan              $  5,707
Chairman of the Board         $  6,190
and Chief Executive
  Officer                     $  6,599
Terrence A. Noonan            $  5,941
President and Chief           $  6,337
Operating Officer             $107,656
Monty A. Houdeshell           $  6,423
Vice President and            $  6,093
Chief Financial Officer       $  5,655
Larry K. Hanson               $  6,191
Former Executive Vice         $  6,094
President                     $  5,399

- ---------------

(A) Fiscal year ended on or about January 31.

(B) Amounts shown include cash compensation earned and received by the executive officers, as well as amounts earned but deferred at their election.

(C) The amounts shown in this column for Messrs. Hagan and Hanson represent tax reimbursements. The amounts shown for Mr. Noonan represent tax reimbursements in fiscal 1993 and, for fiscal 1994 and 1995, include the estimated value ($48,223 and $45,038, respectively) of a relocation loan made to him in July 1992 in addition to tax reimbursements of $1,854 and $6,763, respectively. The amounts shown for Mr. Houdeshell consist of (i) tax reimbursements ($6,723, $7,414, and $6,986 in fiscal 1993, 1994, and 1995, respectively), (ii) the estimated value of a relocation loan made to him in June 1988 ($28,789 for fiscal 1993 and $22,389 for fiscal 1994) and
    (iii) the value for federal income tax purposes of the personal use of his Company automobile ($10,338 for fiscal 1995). Mr. Noonan's fiscal 1994 and 1995 amounts and all of Mr. Houdeshell's amounts also include the estimated value of certain other personal benefits received during the respective fiscal years that were generally available to executive officers, including amounts allocated for the use of Company automobiles and reimbursements for certain expenses under the Company's supplemental medical reimbursement plan. No information is presented concerning the value of the personal benefits provided to Mr. Noonan in fiscal 1993 or to the other executive officers during any of the fiscal years presented, because such value does not exceed the lesser of $50,000 or ten percent of the executive officer's salary and bonus for the fiscal year.

(D) There are no outstanding grants of restricted stock to any of the named executive officers.

(E) The amounts shown in this column for Messrs. Hagan, Houdeshell, and Hanson for all three fiscal years, and for Mr. Noonan for fiscal 1994 and 1995, represent Company contributions to defined contribution plans. The amounts shown for Mr. Noonan for fiscal 1993 consist of those contributions ($6,876) and certain amounts paid or reimbursed in connection with his relocation from Ohio to California ($100,780).

(F) Effective August 1, 1994, Mr. Hanson ceased to be an executive officer and assumed a new role with the Company as a part-time internal consultant. Mr. Hanson's compensation included in this table and elsewhere herein reflects all compensation paid to him for the full fiscal year for all services rendered to the Company in all capacities.

STOCK OPTIONS

     The following tables set forth information in respect of the individuals named in the Summary Compensation Table concerning stock option grants and exercises during fiscal 1995 and unexercised options held as of the end of that fiscal year.

                     OPTION GRANTS IN LAST FISCAL YEAR (A)

                                  INDIVIDUAL GRANTS
- --------------------------------------------------------------------------------------
                                                      % OF
                                                      TOTAL                              GRANT DATE
                                       NUMBER OF     OPTIONS                                VALUE
                                       SECURITIES    GRANTED                             -----------
                                       UNDERLYING      TO       EXERCISE                    GRANT
                                        OPTIONS     EMPLOYEES    OR BASE                    DATE
                                        GRANTED     IN FISCAL     PRICE     EXPIRATION     PRESENT
                NAME                     (#)(B)       YEAR      ($/SH)(C)      DATE      VALUE($)(D)
- -------------------------------------  ----------   ---------   ---------   ----------   -----------
J. Michael Hagan.....................    35,000        50.0      $ 16.25     3/23/2004    $ 232,050
Terrence A. Noonan...................    21,000        30.0      $ 16.25     3/23/2004    $ 139,230
Monty A. Houdeshell..................     9,000        12.9      $ 16.25     3/23/2004    $  59,670
Larry K. Hanson......................     5,000         7.1      $ 16.25     3/23/2004    $  33,150

- ---------------

(A) No SARs were granted to any of the named executive officers during the last fiscal year.

(B) The options are exercisable in incremental amounts equal to 25% of the underlying shares of Common Stock on each anniversary of the grant date, with full vesting occurring on the fourth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. Under the terms of the Company's 1982 Stock Incentive Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(C) Subject to certain conditions, the exercise price may be paid by delivery of already owned shares and the tax withholding obligations related to exercise may be paid by offset of the underlying shares.

(D) These values were calculated using the Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options, which is not the case for the Company's options granted to executive officers. Therefore, the values shown are theoretical and are not intended to reflect the actual values the recipients may eventually realize. Any ultimate value will depend on the market value of the Company's stock at a future date. In addition to the stock price at time of grant and the exercise price, which are identical, and the ten-year term of each option (with exercise assumed to occur at the end of such term), the following assumptions were used to calculate the values shown: (i) expected dividend yield of 1.8%, which is the average yield of the Company's Common Stock for the 36 months prior to the grant date; (ii) expected stock price volatility of .315, which is the volatility for the total shareholder return of the Company's

    Common Stock for that period; and (iii) risk-free rate of return of 5.4%, which is equal to the average yield on a blend of long and intermediate term U.S. Government bonds for the twelve-month period prior to the grant date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION VALUES (A)

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                         SHARES                      OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                       ACQUIRED ON    VALUE             YEAR END(#)            AT FISCAL YEAR END($)(C)
                        EXERCISE     REALIZED   ---------------------------   ---------------------------
        NAME             (#)(B)       ($)(C)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ---------------------  -----------   --------   -----------   -------------   -----------   -------------
J. Michael Hagan.....     13,600     $109,933     177,348         84,000      $ 1,833,293     $ 525,875
Terrence A. Noonan...         --           --      61,875         49,500      $   568,468     $ 307,875
Monty A. Houdeshell..         --           --      58,625         26,250      $   550,125     $ 166,875
Larry K. Hanson......         --           --      74,225         16,000      $   785,851     $ 104,625

- ---------------

(A) No information is presented concerning SARs because none has been granted by the Company.

(B) The options covering these shares were granted to Mr. Hagan in March 1984 at a per share exercise price of $8.6667, representing the then fair market value of the underlying Common Stock.

(C) Calculated based upon the market value of the underlying Common Stock at the exercise date ($16.75 per share) or fiscal year end ($22.00 per share), as the case may be, minus the exercise price.

LONG-TERM INCENTIVE COMPENSATION

     Under the EVA Plan described above under "Compensation Committee Report on Executive Compensation," executive officers and other key employees are eligible to receive certain long-term incentive compensation based upon the Company's EVA performance. There is no limitation on the total incentive compensation that a participant may earn for a fiscal year under the EVA Plan. However, a participant is only eligible to receive his or her target bonus for a given fiscal year; any balance is deferred. The deferred amount is accrued by the Company and banked forward in an EVA incentive compensation bank ("Bank") maintained for the participant for a possible future payment by the Company. No interest is earned on the deferred amount and the participant has no vested right to receive the deferred amount. Rather, the distribution and unconditional vesting of the Bank are subject to future positive EVA performance.

     At the end of each fiscal year for which performance is being measured under the EVA Plan, a participant is eligible to receive a payment from the Bank equal to one-third of (i) the participant's beginning Bank balance for the fiscal year less (ii) any reductions to the Bank resulting from negative EVA performance for the fiscal year. Negative Bank balances are carried forward to be offset by any future additions to the Bank.

     The amounts of contingent incentive compensation awarded to the individuals named in the Summary Compensation Table for fiscal 1995 that were banked forward and accrued by the

Company, their "LTIP Payouts" from the Bank which also are shown in the Summary Compensation Table and their current Bank balances, are as follows:

                                 EVA PLAN BANK

                                                 FISCAL YEAR ENDED JANUARY 28, 1995
                                          ------------------------------------------------
                                          BEGINNING       LTIP       AMOUNTS       ENDING
                    NAME                   BALANCE      PAYOUTS       BANKED      BALANCE
    ------------------------------------  ---------     --------     --------     --------
    J. Michael Hagan....................  $ 431,238     $143,746     $371,981     $659,473
    Terrence A. Noonan..................    277,501       92,500      263,099      448,100
    Monty A. Houdeshell.................    183,085       61,028      166,616      288,673
    Larry K. Hanson.....................    149,107       49,702       64,128      163,533

RETIREMENT PLAN

     The following table shows the estimated annual benefit payable (before giving effect to the benefit reductions described below) upon retirement to participants in the Company's Supplemental Executive Retirement Plan at the specified compensation and years-of-service classifications.

                               PENSION PLAN TABLE

                                                           YEARS OF SERVICE
                                                  ----------------------------------
                     3-YEAR AVERAGE                                          15 OR
                     REMUNERATION*                   5            10          MORE
        ----------------------------------------  --------     --------     --------
          $300,000..............................  $ 49,950     $ 99,900     $150,000
           350,000..............................    58,275      116,550      175,000
           400,000..............................    66,600      133,200      200,000
           450,000..............................    74,925      149,850      225,000
           500,000..............................    83,250      166,500      250,000
           550,000..............................    91,575      183,150      275,000
           600,000..............................    99,900      199,800      300,000
           650,000..............................   108,225      216,450      325,000
           700,000..............................   116,550      233,100      350,000
           750,000..............................   124,875      249,750      375,000
           800,000..............................   133,200      266,400      400,000

- ---------------

* Represents the average annual compensation paid for the three highest compensation years during the five calendar years preceding retirement.

     The compensation covered by the plan (which generally will not be the same as the fiscal year compensation reported in the Summary Compensation Table) is the aggregate calendar year earnings included in the participant's income for federal tax purposes plus any compensation deferred by the participant, but excluding any amounts associated with nonrecurring payments such as moving expenses, long-term incentive plan payouts and stock option exercises. The three-year average remuneration under the plan as of the end of the last calendar year for J. Michael Hagan, Terrence A. Noonan, and Monty A. Houdeshell was $679,045, $460,133 and $347,697, respectively. At the time Mr. Hanson ceased to be an executive officer of the Company, the plan was amended to provide that this three-year average would be calculated for him for the six-year period ended December 31, 1994. This results in a fixed amount equal to $301,110.

     The benefit is reduced by the Company-provided portion of the benefit payable from the Company's Employees' Profit-Sharing-Retirement Plan, the benefit payable from Social Security and any other benefit payable to the participant from any tax-qualified retirement plan. Benefits become payable at age 65 and are paid in an annuity over the life of the participant. If the participant dies after retirement and leaves a surviving spouse, the surviving spouse receives an annuity of 50% of the amount the participant was receiving. If the participant dies before retirement and leaves a surviving spouse, the surviving spouse receives as a death benefit an annuity of 50% of the annual earnings of the participant immediately before death. A participant is not vested in his or her benefit for the first five years of service, but then becomes vested gradually between the sixth and fifteenth years of service, with full vesting after fifteen years of service. The years of credited service through January 28, 1995 for Messrs. Hagan, Noonan, Houdeshell, and Hanson are 27, 21, 7 and 24 years, respectively.

PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return on the Company's Common Stock to the total returns on the Russell 2000 and the Russell 2000: Producer Durables. This comparison assumes in each case that $100 was invested on January 31, 1990 and all dividends were reinvested. The Company's fiscal year ends on or about January 31.

                             [PERFORMANCE GRAPH]

                                                                Russell 2000:
      Measurement Period            Furon                         Producer
    (Fiscal Year Covered)          Company      Russell 2000      Durables
1990                                  100             100             100
1991                                99.72           96.14           96.23
1992                               116.46          139.26          123.15
1993                               132.64          157.68          121.00
1994                               146.79          187.04          140.56
1995                               199.71          175.00          130.66

CHANGE IN CONTROL AGREEMENTS

     Each executive officer has a change in control agreement with the Company that will remain in effect until the first anniversary date of the agreement which is two and one-half years after the date that notice of termination is given by either party. The agreements provide for the payments described below if the executive officer's employment is terminated within six months before or within two years following certain "events." The amounts are not payable, however, if the termination of employment was due to retirement at or after age 65, death or disability, by the Company for cause, or by the executive officer without good reason.

     The "events" that trigger payments under the change in control agreements include (1) approval by the shareholders of (a) the dissolution or liquidation of the Company, (b) certain mergers, consolidations or reorganizations of the Company or (c) certain sales or transfers of substantially all of the Company's business or assets, and (2) a "change in control," which is deemed to include (a) the acquisition of 20% or 30% of the outstanding voting securities of the Company by certain persons (other than the executive officer acting individually or as part of a group or any employee benefit or stock plan of the Company) and (b) certain changes in the membership of the Board of Directors of the Company.

     The payments under the change in control agreements are (1) a pro rata share (based upon the portion of the fiscal year preceding the termination of employment) of the average annual amount awarded to the executive officer under the Company's incentive compensation plan over the preceding three years, plus
(2) two times the sum of (a) the executive officer's highest annual base salary within the two years prior to termination of employment, and (b) the average annual amount awarded under the Company's incentive compensation plan over the preceding three years. In addition, an executive officer who is eligible for the above cash payments is entitled to continued participation in the Company's life, health, accident and disability insurance plans for up to two years following termination of employment. Furthermore, in the event of termination following an "event" for any reason other than by the Company for cause, the executive officer is entitled to purchase his Company car at its then wholesale value and to retain any existing club memberships upon reimbursement of the membership costs to the Company, and no loan to such executive officer under the Company's Employee Relocation Assistance Plan will be accelerated. Payments to an executive officer under the change in control agreement will be limited so that certain excise taxes specified in the Internal Revenue Code will not be payable.

     In the event of the occurrence of an "event" triggering cash payments under the change in control agreements and assuming termination of employment on January 28, 1995, the aggregate estimated cash payments to J. Michael Hagan, Terrence A. Noonan, Monty A. Houdeshell, and Larry K. Hanson would be $1,710,000, $1,244,200, $857,500 and $689,400, respectively.

ACCELERATION OF BENEFITS

     The Company's Supplemental Executive Retirement Plan, 1982 Stock Incentive Plan and Economic Value Added (EVA) Incentive Compensation Plan all provide for the vesting of certain benefits upon the happening of any of the "events" described above under "Change in Control Agreements." If an "event" occurs, then
(1) all outstanding stock options, restricted stock and other awards under the 1982 Stock Incentive Plan become immediately vested, (2) all benefits under the Supplemental Executive Retirement Plan are paid immediately in a cash lump sum, with such benefits to be determined based upon the greater of the employee's actual years of service (up to 15 years) or 10 years of service and (3) the Bank balance under the Economic Value Added (EVA) Incentive Compensation Plan is immediately payable.

RELOCATION ARRANGEMENTS

     The Company has outstanding loans to two of its executive officers which were made to enable them to purchase their current residences in connection with their relocations to the Company's headquarters in California. The Company loaned Monty A. Houdeshell $325,000 in June 1988 and Terrence A. Noonan approximately $700,000 in July 1992. Each of the loans is non-interest bearing for the first six years of its twelve-year term and is secured by a second trust deed on the residence. Mr. Houdeshell's loan now bears annual interest until maturity at the same rate as is charged from time to time under the first trust deed on the residence, which resulted in approximately $13,000 of accrued interest for the fiscal year ended January 28, 1995. Mr. Noonan's loan will bear interest for the final six years of its term at a rate based on the appreciation rate of the property, with principal and interest due at maturity.

                                     ITEM 2
                   APPROVAL OF THE 1995 STOCK INCENTIVE PLAN

PROPOSED ACTION REGARDING 1995 STOCK INCENTIVE PLAN

     The Board of Directors believes that stock compensation plays a vital role in (i) aligning the economic interests of management with those of the shareholders, (ii) strongly motivating management to maximize the Company's shareholder value and (iii) encouraging management to remain with the Company. As discussed previously in the Compensation Committee Report, the use of stock incentives is one of the key components which supports the overall compensation philosophy of the Company. Shares authorized under the Company's 1982 Stock Incentive Plan have been nearly exhausted (less than 50,000 shares remaining). Therefore, shareholders are being asked to approve the 1995 Stock Incentive Plan (the "Plan") which has been unanimously approved by the Board of Directors.

     Under the Plan, 1.8% of shares outstanding are reserved each fiscal year, commencing with the fiscal year beginning February 4, 1996. The Board of Directors believes that the Plan will enable the Company to achieve its compensation objectives of aligning management and shareholder interests, motivating superior management performance, and retaining management at a reasonable cost to shareholders. In addition, the Plan will allow the Company to achieve its growth objectives and maintain competitive stock incentive awards. Based upon a market analysis conducted by Stern Stewart, the annual share reserve provided under the Plan represents the median reserve of companies (adjusted for size) that provide for an annual percentage reserve in their stock plans.

     The Plan prohibits the "repricing" and "cancellation and regrant" of options or stock appreciation rights and does not provide for "tax offset bonuses" or "stock depreciation rights," all of which were components of the 1982 plan. The Plan also specifically limits the utilization of restricted stock and performance share awards to 60% of the annual reserve. Historically, the Company has never issued performance share awards, has limited the award of restricted stock to employees who are not executive officers and has adjusted the size of any restricted stock awards (relative to target award levels) to reflect EVA performance.

     The Plan permits the grant of options, stock appreciation rights, restricted stock awards and performance share awards (collectively or individually also referred to as "Awards") to selected officers and key employees of the Company and its Subsidiaries. The following discussion summarizes the material features of the Plan; however, it is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Exhibit A. Capitalized terms not otherwise defined herein have the meanings set forth in the Plan.

SUMMARY DESCRIPTION OF 1995 STOCK INCENTIVE PLAN

     Administration. The Plan will be administered by the Compensation Committee (the "Committee") currently consisting of three or more members, each of whom is "disinterested" as such term is defined for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside" as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will have the authority to determine the employees to be granted Awards under the Plan and to determine the specific terms and conditions of such Awards, including, without limitation, the number of shares subject to each Award, the price to be paid for the shares and, subject to the requirements of applicable law, any performance or other vesting criteria. The Committee will make all other determinations necessary or advisable for the administration of the Plan.

     Eligibility. Any officer (whether or not a director) or key employee of the Company or its Subsidiaries, as determined in the sole discretion of the Committee, will be eligible to be granted Awards under the Plan. The Company estimates that all officers of the Company will be among those eligible to receive Awards, subject to the discretion of the Committee to determine the particular individuals who, from time to time, will be selected to receive Awards. The specific number of key employees of the Company and its Subsidiaries who will be eligible to receive Awards has not been determined at this time. In addition, neither the individuals who will receive Awards, the number of Awards that will be granted to any individual or group of individuals, nor the amounts which will be payable with respect to Awards, have been determined at this time.

     Shares Available for Awards. The Plan imposes various limits on the number of shares of the Company's Common Stock which will be available for Awards. The Plan provides that for each fiscal year of the Company occurring during the term of the Plan, commencing with the fiscal year which begins on February 4, 1996, the maximum aggregate number of shares of Common Stock that may be covered by Awards granted during such fiscal year will be 1.8% of the Company's issued and outstanding shares as of the last day of the preceding fiscal year; provided, however, that the number of shares available for granting Awards during any such fiscal year will be increased by a number of shares which were available for Awards in previous years but were not covered by Awards granted in such years. As described below (see "Termination of or Changes to the Plan"), the Plan has an indefinite term, but is subject to termination by the Board at any time. Accordingly, the total number of shares which may be delivered pursuant to Awards granted under the Plan during its entire term is not determinable.

     The Plan also provides that the maximum number of shares of Common Stock which may be covered by incentive stock options (within the meaning of Section 422 of the Code) may not exceed 1,000,000 shares. In addition, the maximum number of shares of Common Stock subject to options and stock appreciation rights which may be granted during any calendar year to any participant may not exceed 175,000 shares. Furthermore, the Plan provides that the maximum number of shares of Common Stock that may be covered by restricted stock awards and performance share awards granted during each fiscal year of the Company, commencing with the fiscal year beginning February 4, 1996, shall be 1.08% of the issued and outstanding shares of Common Stock as of the last day of the preceding fiscal year; provided, however, that the number of shares available for granting such Awards in any such fiscal year will be increased by the number of shares so available for such Awards in prior fiscal years but not covered by Awards in such fiscal years.

     Under the Plan, each of the limits described above as well as the kind of shares available are subject to adjustment in the event of (i) certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events which change the number or kind of shares outstanding; or (ii) extraordinary dividends or distributions of property to the shareholders. Shares relating to options or stock appreciation rights which are not exercised, restricted stock awards which do not vest, and performance share awards which are not issued and any Award which is not exercised or which expires will again become available for regrant and Award purposes under the Plan to the extent permitted thereby.

     Vesting and Award Periods. Except as may be provided in an applicable Award Agreement, no Award made under the Plan may be exercisable or may vest until at least six months after the initial Award Date, and once exercisable an Award will remain exercisable until the expiration or earlier termination of the Award. Each Award will expire on such date as is determined by the Committee, but in the case of options, not later than ten years after the Award Date.

     Loans to Finance Exercise of Awards. The Company may, with the Committee's approval, loan to a participant sufficient funds to exercise or pay for any Award made under the Plan. Each such loan will be evidenced by a promissory note bearing interest at a rate determined by the Committee. The note will provide for full recourse against the participant and will be repaid over a period of time not to exceed five years, including extensions. If the employment or service of the participant terminates, the unpaid principal balance of the note will become due and payable on the 10th business day after such termination; provided, however, that if a sale of such shares would cause such participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance will become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability. The principal of the note will not exceed the amount required to be paid to the Company upon the exercise or receipt of one or more Awards under the Plan. In addition, the Company may loan the participant funds sufficient to pay the tax liability, if any, resulting from the exercise, payment or vesting of the Award; the terms of such a loan need not conform to the foregoing provisions.

     Transferability. The Plan provides, with limited exceptions, that rights or benefits under any Award are not assignable or transferable except by will or the laws of descent and distribution, and that only the participant, subject to such exceptions (consistent with applicable legal considerations), may exercise the Award during the participant's lifetime.

AWARDS THAT MAY BE GRANTED UNDER THE PLAN

     Options. An option is the right to purchase shares of Common Stock at a future date at a specified price ("Option Price"). The Option Price is generally the closing price for a share of Common Stock reported on the New York Stock Exchange ("Fair Market Value") on the date of grant. On April 17, 1995, the closing price for a share of Common Stock reported on the New York Stock Exchange was $19 1/8.

     An option granted to an employee may either be an incentive stock option, as defined in the Code, or a nonqualified stock option. An incentive stock option may not be granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company and its Subsidiaries unless the Option Price is at least 110% of the fair market value of shares of Common Stock subject to the option and such option by its terms is not exercisable after expiration of five years from the date such option is granted. The aggregate fair market value of shares of Common Stock (determined at the time the option is granted) for which incentive stock options may be first exercisable by an option holder during any calendar year under the Plan or any other plan of the Company or its Subsidiaries may not exceed $100,000.

     Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in (i) cash or by electronic funds transfer,
(ii) by check payable to the Company, (iii) if authorized by the Committee or specified in the applicable Award Agreement, in exchange for a promissory note by the option holder in favor of the Company, (iv) subject to the Committee's approval, in shares of Common Stock having a fair market value equal to the Option Price, or (v) by notice and third party payment in such manner as may be authorized by the Committee; or any combination thereof. In addition, option holders may be permitted to offset or deliver already owned stock in satisfaction of applicable tax withholding requirements.

     Stock Appreciation Rights. A stock appreciation right is the right to receive payment based on the appreciation in the fair market value of the Common Stock from the date of grant to the date of exercise. In its discretion, the Committee may grant a stock appreciation right concurrently with the grant of an option for all or any portion of the shares covered by the option. A stock appreciation right is exercisable at such time, and to the extent, that the related option is exercisable.

     Upon exercise of a stock appreciation right, the holder receives for each share an amount equal to the difference between the exercise price of a related option and the fair market value of the Common Stock on the date of exercise. As determined by the Committee, such amount may be paid in cash, in shares of Common Stock or a combination thereof.

     Restricted Stock Awards. A restricted stock award is an Award of a fixed number of shares of Common Stock subject to vesting requirements and other restrictions. The Committee specifies the price, if any, the participant must pay for such shares and the restrictions imposed on such shares which shall not terminate earlier than six months after the Award Date, except to the extent the Committee provides otherwise. Restricted stock awarded to a participant may not be voluntarily or involuntarily sold, assigned, transferred, pledged or encumbered during the restricted period. Stock certificates evidencing shares of restricted stock will bear a legend referencing any applicable restrictions. Unless otherwise provided in the applicable Award Agreement, the recipient of a restricted stock award will be entitled to receive any dividends and exercise voting rights pertaining to such shares prior to the time they have vested. The Committee will specify in each Award Agreement the extent to which cash paid or received in connection with a restricted stock award must be returned in the event that any of the restricted shares subject to the Award cease to be eligible for vesting.

     Performance Share Awards. The Committee may, in its discretion, grant one or more performance share awards to any participant based upon such factors (including the contributions, responsibilities and other compensation of the person or an increase in Economic Value Added ("EVA") or other performance measure) as the Committee shall deem relevant in light of the specific type and terms of the Award. The amount of cash or shares or other property that may be deliverable pursuant to such an Award is based upon the degree of attainment over a specified period of such measure(s) of performance of the Company (or any part thereof) or the participant as may be established by the Committee. An Award Agreement shall specify the maximum number of shares (if any) subject to the performance share award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the participant will be based.

     Termination of Employment. Absent provisions to the contrary in the Award Agreement or Committee action, in the case of stock options and stock appreciation rights, if a participant terminates from employment for any reason other than Retirement, death, Total Disability or for cause, the participant will have three months after such termination to exercise his or her Award to the extent it was exercisable as of the date of termination. If a participant's termination is due to a Total Disability, the exercise period will generally be extended for 12 months after such event. If the participant's employment terminates as a result of Retirement, the participant's options and stock appreciation rights will become fully exercisable and the exercise period will be extended for 36 months after such event. Furthermore, if the participant dies while employed by the Company, the participant's options and stock appreciation rights will become fully exercisable and the participant's beneficiary will have 12 months from the date of death to exercise such Awards. In no case, however, will the exercise period extend beyond the original expiration date of the option or stock appreciation right.

     With respect to restricted stock awards and performance share awards, the Plan provides that in the event of a participant's termination from employment for any reason, shares of Common Stock subject to such Awards, will be forfeited in accordance with the provisions of the related Awards.

     Possible Early Termination of Awards. Upon the dissolution or liquidation of the Company, or upon the occurrence of a reorganization or similar event in which the Company is not the surviving entity, the Plan provides that outstanding Awards will terminate. Notwithstanding the preceding sentence, the Committee may provide for any or all of the following alternatives as a result of or in contemplation of such an event: (i) for the assumption and conversion of outstanding Awards by the successor entity, with appropriate adjustments as to the number and kind of shares and exercise prices; (ii) for the continuance of the Plan and individual Awards thereunder; or (iii) for the payment in cash or shares of Common Stock in lieu of and in complete satisfaction of outstanding Awards.

     Acceleration of Awards. Except as otherwise provided in an applicable Award Agreement, upon the approval by the shareholders of a dissolution or liquidation of the Company, certain agreements to merge or consolidate, the sale of substantially all of the Company's assets or certain other "Events" as defined in the Plan, each option and related stock appreciation right will become immediately exercisable, each restricted stock award will immediately vest and each performance share award will immediately become payable provided that Awards will in no event be accelerated to a date less than six months after the Award Date.

     Termination of or Changes to the Plan. The Plan has an indefinite term. However, the Board may, at any time, terminate the Plan. Such termination typically will not affect rights of participants which accrued prior to such termination. The Board may, without shareholder approval, suspend or amend the Plan at any time. The Committee may, with the consent of a holder, extend the term of an Award (subject to maximum term limits), accelerate exercisability or vesting or preserve benefits of the Award. Without shareholder approval, the Board may not increase the maximum number of shares which may be delivered pursuant to Awards granted under the Plan, materially increase the benefits accruing to participants under the Plan or materially change the requirements as to the eligibility to participate in the Plan. In addition, without shareholder approval, the Committee may not authorize the amendment of outstanding options and stock appreciation rights to reduce their exercise price, or cancel and replace such Awards with Awards having a lower exercise price.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS UNDER THE PLAN

     The federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with the general tax principles applicable to the Plan. State and local tax consequences are beyond the scope of this summary.

     Nonqualified Stock Options. No taxable income will be realized by an option holder upon the grant of a nonqualified stock option under the Plan. When the holder exercises the nonqualified stock option, however, he or she will generally recognize ordinary income equal to the difference between the option price and the fair market value of the shares at the time of exercise. The Company is generally entitled to a corresponding deduction at the same time and in the same amounts as the income recognized by the option holder. Upon a subsequent disposition of the Common Stock, the holder will realize short-term or long-term capital gain or loss, depending on how long the Common Stock is held. The Company will not be entitled to any further deduction at that time.

     Incentive Stock Options. An employee who is granted an incentive stock option under the Plan does not recognize taxable income either on the date of its grant or on the date of its exercise, provided that, in general, the exercise occurs during employment or within three months after termination of employment. However, any appreciation in value of the Common Stock after the date of the grant will be includable in the participant's federal alternative minimum taxable income at the time of exercise in determining liability for the alternative minimum tax. If Common Stock acquired pursuant to an incentive stock option is not sold or otherwise disposed of within two years from the date of grant of the option nor within one year after the date of exercise, any gain or loss resulting from disposition of the Common Stock will be treated as long-term capital gain or loss. If stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of such holding periods (a "Disqualifying Disposition"), he or she will generally recognize ordinary income at the time of such Disqualifying Disposition equal to the difference between the exercise price and the fair market value of the Common Stock on the date the incentive stock option is exercised or, if less, the excess of the amount realized on the Disqualifying Disposition over the exercise price. Any remaining gain or net loss is treated as a short-term or long-term capital gain or loss, depending upon how long the Common Stock is held. Unlike the case in which a nonqualified stock option is exercised, the Company is not entitled to a tax deduction upon either the grant or exercise of an incentive stock option or upon disposition of the Common Stock acquired pursuant to such exercise, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition.

     Stock Appreciation Rights. The recipient of a stock appreciation right is not taxed upon the grant of the stock appreciation right. Likewise, the Company will not be entitled to a deduction for the stock appreciation right. Upon the exercise of a stock appreciation right, the recipient generally will be taxed at ordinary income tax rates on the amount of cash received and the fair market value of any Common Stock received. The amount of ordinary income recognized by the recipient is deductible by the Company in the year that the income is recognized. The recipient's basis in any shares acquired is equal to the amount of ordinary income recognized with respect to such shares, and, upon subsequent disposition, any further gain or loss is taxable either as short-term capital gain or loss, depending on how long the shares are held. The holding period for such shares commences as of the date ordinary income is recognized.

     Restricted Stock Awards. In general, no income is recognized by the recipient upon the grant of a restricted stock award. Unless the recipient makes an election described below, the recipient will recognize ordinary income when the restrictions lapse equal to the excess of the fair market value of the restricted stock at the time the restrictions lapse over the amount which the recipient paid for the restricted stock, if any. The Company may deduct an amount equal to the income recognized by the recipient at the time the recipient recognizes the income.

     The recipient may elect, within 30 days after the date of receipt of the Award, to recognize ordinary income arising from the Award as of the Award Date. If such election is made, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the stock over the amount paid, if any, at the time of receipt.

     The tax treatment of restricted stock which is disposed of will depend upon whether the recipient made an election to include the value of the stock in income when awarded. If the recipient made such an election, any disposition after the restrictions lapse will result in a long-term or short-term capital gain or loss depending upon the period the restricted stock is held. If, however, such election is made and for any reason the restrictions imposed on the Restricted Stock fail to lapse, the individual will not be entitled to a deduction. If an election is not made, disposition after the lapse of restrictions will result in short-term or long-term capital gain or loss (depending on the period of time the stock is held after the restriction lapse) equal to the difference between the amount received on disposition and the greater of the amount paid for the stock by the recipient or its fair market value at the date the restrictions lapsed.

     Performance Share Awards. A participant who has been granted a performance share award will generally not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an Award is paid, whether in cash or shares, the participant will have ordinary income, and the Company will have a corresponding deduction. The measure of such income and deduction will be the amount of cash and the fair market value of the shares at the time the Award is paid.

     Special Rules Governing Persons Subject to Section 16(b). Under the federal tax law, special rules may apply to participants in the Plan who are subject to the restrictions on resale of the Company's Common Stock under
Section 16(b) of the Exchange Act. These rules, which effectively take into account the Section 16(b) restrictions, apply in limited circumstances and may impact the timing and/or amount of income recognized by these persons with respect to certain stock-based Awards under the Plan.

     Accelerated Payments. If, as a result of certain changes in control of the Company, a participant's options or stock appreciation rights become immediately exercisable, or if restrictions immediately lapse on restricted stock, or if shares covered by a performance share award are immediately issued or a cash payment under an Award is accelerated, the additional economic value, if any, attributable to the acceleration may be deemed a "parachute payment." The additional value will generally be deemed a parachute payment if such value, when combined with the value of other payments which are deemed to result from the change in control, equals or exceeds a threshold amount equal to 300% of the participant's average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs. In such case, the excess of the total parachute payments over such participant's average annual taxable compensa-tion will be subject to a 20% non-deductible excise tax in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

     Section 162(m) Limits. Notwithstanding the foregoing discussion of the deductibility of compensation paid under the Plan by the Company, Section 162(m) of the Code would render non-deductible to the Company certain compensation to certain employees required to be named in the Summary Compensation Table ("Executive Officers") in excess of $1,000,000 in any year unless such excess compensation is "performance-based" (as defined in the Code) or is otherwise exempt from these new limits on deductibility. Stock options and stock appreciation rights which are granted at fair market value to Executive Officers as contemplated by the Plan are intended to qualify for the exemption for performance-based compensation under Section 162(m). However, restricted stock awards and performance share awards granted under the Plan do not satisfy the exemption for performance-based compensation under Code Section 162(m). Historically, the Company has never issued performance share awards and has limited the award of restricted stock to employees who are not Executive Officers.

VOTE REQUIRED FOR APPROVAL OF THE PLAN

     Approval of the Plan requires the affirmative vote of the holders of a majority of the Common Stock present, or represented, and entitled to vote at the Annual Meeting assuming the presence of a quorum. Each share of Common Stock is entitled to one vote.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1995 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE AND AS SET FORTH IN EXHIBIT A HERETO. PROXIES RECEIVED WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THE PROXY.

                                     ITEM 3
                      APPOINTMENT OF INDEPENDENT AUDITORS

     In recognition of the important role of independent auditors, the Board of Directors has determined that its selection of the independent auditors for the Company should be submitted to the Company's shareholders for ratification. The Board of Directors has appointed Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending February 3, 1996, subject to ratification by the holders of a majority of the shares represented either in person or by proxy at the Annual Meeting. In the event that the shareholders do not approve Ernst & Young LLP as the independent auditors, the selection of another independent auditor will be considered by the Board of Directors.

     Ernst & Young LLP has served as the Company's independent auditors since 1973. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if he or she desires.

                             ADDITIONAL INFORMATION

PROPOSALS OF SHAREHOLDERS

     All proposals of shareholders intended to be presented at the Company's 1996 Annual Meeting of Shareholders must be received by the Secretary of the Company at the address set forth under "General Information -- Proxy" on or before January 1, 1996, if they are to be considered for possible inclusion in the Company's proxy statement and form of proxy relating to the meeting.

OTHER BUSINESS

     The Board of Directors is unaware of any other business to be presented for consideration at the Annual Meeting. If, however, other business should properly come before the Annual Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

     The Company's Annual Report for the fiscal year ended January 28, 1995, which includes financial statements for the year, is enclosed.

                                         By Order of the Board of Directors

                                                FURON COMPANY

                                          /s/ Donald D. Bradley
                                         --------------------------------
                                              Donald D. Bradley
                                             General Counsel and
                                                  Secretary

May 1, 1995
Laguna Niguel, California

                                                                       EXHIBIT A

                                 FURON COMPANY
                           1995 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
1. THE PLAN..........................................................................   A-1
   1.1   Purpose.....................................................................   A-1
   1.2   Administration and Authorization; Power and Procedure.......................   A-1
   1.3   Participation...............................................................   A-2
   1.4   Shares Available for Awards; Share Limits...................................   A-2
   1.5   Grant of Awards.............................................................   A-3
   1.6   Award Period................................................................   A-3
   1.7   Limitations on Exercise and Vesting of Awards...............................   A-3
   1.8   Acceptance of Notes to Finance Exercise.....................................   A-4
   1.9   No Transferability..........................................................   A-4
2. OPTIONS...........................................................................   A-5
   2.1   Grants......................................................................   A-5
   2.2   Option Price................................................................   A-5
   2.3   Limitations on Grant and Terms of Incentive Stock Options...................   A-6
   2.4   Limits on 10% Holders.......................................................   A-6
3. STOCK APPRECIATION RIGHTS.........................................................   A-6
   3.1   Grants......................................................................   A-6
   3.2   Exercise of Stock Appreciation Rights.......................................   A-7
   3.3   Payment.....................................................................   A-7
4. RESTRICTED STOCK AWARDS...........................................................   A-7
   4.1   Grants......................................................................   A-7
   4.2   Restrictions................................................................   A-8
5. PERFORMANCE SHARE AWARDS..........................................................   A-8
6. OTHER PROVISIONS..................................................................   A-8
   6.1   Rights of Eligible Employees, Participants and Beneficiaries................   A-8
   6.2   Adjustments; Possible Early Termination of Awards; Acceleration.............   A-9
   6.3   Effect of Termination of Employment.........................................   A-10
   6.4   Compliance with Laws........................................................   A-11
   6.5   Tax Withholding.............................................................   A-11
   6.6   Plan Amendment, Termination and Suspension..................................   A-12
   6.7   Privileges of Stock Ownership...............................................   A-12
   6.8   Effective Date of the Plan..................................................   A-12
   6.9   Governing Law/Construction/Severability.....................................   A-13
   6.10  Captions....................................................................   A-13
   6.11  Non-Exclusivity of Plan.....................................................   A-13
7. DEFINITIONS.......................................................................   A-14
   7.1   Definitions.................................................................   A-14

                                 FURON COMPANY
                           1995 STOCK INCENTIVE PLAN

1. THE PLAN.

  1.1 Purpose.

     The purpose of this Plan is to promote the success of the Company by providing an additional means to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Company through the grant of Awards that provide added long-term incentives for high levels of individual performance and for significant efforts to improve the financial performance of the Company. "Corporation" means Furon Company and "Company" means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article 7.

  1.2 Administration and Authorization; Power and Procedure.

     (a) Committee. This Plan shall be administered by and all Awards to Eligible Employees shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members.

     (b) Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:

             (i) to determine from among the class of Eligible Employees those persons who will receive any Awards;

             (ii) to grant Awards to Eligible Employees, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

             (iii) to approve the forms of Award Agreements (which need not be identical either as to type of award or among Participants);

             (iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

             (v) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Employees, subject to any required consent under Section 6.6;

             (vi) to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 1.6; and

             (vii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

     (c) Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

     (d) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

     (e) Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

  1.3 Participation.

     Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Non-Employee Directors shall not be eligible to receive any Awards.

  1.4 Shares Available for Awards; Share Limits.

     (a) Shares Available. Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock. The shares may be delivered for any lawful consideration.

     (b) Share Limits. For each Fiscal Year occurring during the term of this Plan from and including the Fiscal Year beginning February 4, 1996, the aggregate maximum number of shares of Common Stock that may be covered by Awards granted to Eligible Employees under this Plan during such year shall be 1.8% of the issued and outstanding shares of the Corporation's Common Stock as of the last day of the preceding Fiscal Year; provided, however, that the number of shares available for granting Awards in any such Fiscal Year shall be increased in any such Fiscal Year by the number of shares so available for Awards under this Plan in previous Fiscal Years but not covered by Awards granted under this Plan in such Fiscal Years (the limitation described in this sentence shall hereinafter be referred to as the "Share Limit"). The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as Incentive Stock Options granted under this Plan is 1,000,000 shares. The maximum number of shares subject to Options and Stock Appreciation Rights that are granted during any calendar year to any individual shall be limited to 175,000 shares. The maximum number of shares of Common Stock that may be covered by Restricted Stock Awards and Performance Share Awards granted during each Fiscal Year, commencing with the Fiscal Year beginning February 4, 1996, under this Plan shall be 1.08% of the issued and outstanding shares of the Corporation's Common Stock as of the last day of the preceding Fiscal Year; provided, however, that the number of shares available for granting Restricted Stock Awards and Performance Share Awards in any such Fiscal Year shall be increased in any such Fiscal Year by the number of shares so available for such Awards in previous Fiscal Years but not covered by Awards in such Fiscal Years. Each of the four foregoing numerical limits shall be subject to adjustment as contemplated by this Section 1.4 and
Section 6.2.

     (c) Calculation of Available Shares and Replenishment. Shares subject to outstanding Awards of derivative securities (as defined in Rule 16a-1(c) under the Exchange Act) shall be reserved for issuance. If any Option or other right to acquire shares of Common Stock under an Award shall expire or be cancelled or terminated without having been exercised in full, or any Common Stock subject to a Restricted Stock Award or other Award shall not vest or be delivered, the unpurchased, unvested or undelivered shares subject thereto shall again be available for the purposes of the Plan, subject to any applicable limitations under Rule 16b-3. If a Stock Appreciation Right or similar right is exercised or a Performance Share Award based on the increased market value of a specified number of shares of Common Stock is paid, the number of shares of Common Stock to which such exercise or payment relates under the applicable Award shall be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan and, if applicable, such Award. If the Corporation withholds shares of Common Stock pursuant to Section 6.5, the number of shares that would have been deliverable with respect to an Award but that are withheld pursuant to the provisions of Section 6.5 may in effect not be issued, but the aggregate number of shares issuable with respect to the applicable Award and under the Plan shall be reduced by the number of shares withheld and such shares shall not be available for additional Awards under this Plan. To the extent a Performance Share Award or dividend equivalent constitutes an equity security (as this phrase is defined in Rule 16a-1 under the Exchange Act) issued by the Corporation and is paid in shares of Common Stock, the number of shares of Common Stock (if any) subject to such Performance Share Award or dividend equivalent shall be charged (but in the case of tandem or substituted Awards or dividend equivalents, without duplication) against the maximum number of shares of Common Stock that may be delivered pursuant to Awards under this Plan. Notwithstanding the foregoing provisions, but subject to Section 1.4(d), 3.2(b) and 6.9(c), Awards payable solely in cash shall not reduce the number of shares available for Awards under this Plan and any imputed charges to the maximum number of shares deliverable under this Plan pursuant to Awards payable in shares or cash shall be reversed to the extent the Awards are actually paid in cash. To the extent any shares were previously reserved in respect of such Awards payable in cash or shares, the number of shares not issued shall (except as above expressly provided with respect to withholding under Section 6.5) again be available for purposes of this Plan.

     (d) Cash Only Award Limit. Awards payable solely in cash under the Plan that would constitute derivative securities but for the exclusion in Rule 16a-1(c)(3)(i) under the Exchange Act shall constitute and be referred to as "Cash Only Awards". The number of Cash Only Awards shall be determined by reference to the number of shares or share equivalents referenced in or otherwise linked to such Awards for purposes of determining the amount, value or price of the Cash Only Awards. The maximum number of Cash Only Awards shall not, together with the aggregate number of shares previously issued and subject to then outstanding Awards payable (or deemed payable) in Common Shares under this Plan, exceed the Share Limit, plus the number of reacquired shares available for reissue consistent with the provisions of subsection (c) above, in each case, subject to adjustments under Section 6.2.

  1.5 Grant of Awards.

     Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of Performance Share Awards, the specific objectives, goals and performance criteria (such as an increase in EVA, sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the Performance Share Award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant.

  1.6 Award Period.

     Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but in the case of Options or other rights to acquire Common Stock not later than ten (10) years after the Award Date.

  1.7 Limitations on Exercise and Vesting of Awards.

     (a) Provisions for Exercise. Unless the Committee otherwise expressly provides, no Award shall be exercisable or shall vest until at least six months after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award.

     (b) Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with
Section 2.2(b).

     (c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded. The Committee, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

  1.8 Acceptance of Notes to Finance Exercise.

     The Corporation may, with the Committee's approval, accept one or more notes from any Participant in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

          (a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

          (b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of five years.

          (c) The note shall provide for full recourse against the Participant and shall bear interest at a rate determined by the Committee.

          (d) If the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of such shares would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the Participant subsequent to such termination.

          (e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

          (f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

  1.9 No Transferability.

     (a) Limit On Exercise. Prior to the expiration of any applicable transition period in respect of Rule 16b-3 described in Section 6.9(d), and thereafter, unless otherwise expressly permitted by the Committee and by applicable law (including (if applicable) Rule 16b-3) and the express terms of an Award Agreement, Awards may be exercised only by, and amounts payable or shares issuable pursuant to an Award shall be paid only to (or for the account of), the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Total Disability, the Participant's Personal Representative, if any, or if there is none, the Participant. The Committee may permit Awards to be exercised by and paid to certain persons or entities related to the Participant who are transferees of the Participant without consideration pursuant to such conditions and procedures as the Committee may establish and (for Awards intended to satisfy the conditions of Rule 16b-3) as may be permitted under Rule 16b-3.

     (b) Limit On Transfer. No right or similar benefit or derivative security granted under this Plan or any Award, including, without limitation, any Option, undistributed Performance Share Award, or share of Restricted Stock that has not vested, shall be transferrable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation), except (i) by will or the laws of descent and distribution, (ii) pursuant to a QDRO, or pursuant to any other exception to transfer restrictions expressly permitted by the Committee and set forth in the Award Agreement (or an amendment thereto) and, in the case of Awards intended to satisfy the conditions of Rule 16b-3, to the extent permitted by Rule 16b-3 (or, in the case of Awards not intended to satisfy Rule 16b-3, as may not be inconsistent with the issue of Awards under this Plan that do satisfy the Rule), or (iii) in the case of Awards comprising Incentive Stock Options, as permitted by the Code. Any attempted transfer in violation of these provisions shall be void and the Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited hereby. During the transition period described in Section 6.9(d), any derivative securities granted under this Plan whose grant is intended to be exempt from Rule 16b-3 shall be not transferable other than as permitted by former Rule 16b-3(d)(1)(ii).

     (c) Designation of Beneficiary. The designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

     (d) Exceptions. The restrictions on exercise and transfer above shall not be deemed to prohibit the authorization by the Committee of "cashless exercise" procedures with unaffiliated third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3, nor, to the extent permitted by the Committee, transfers for estate and financial planning purposes, notwithstanding that the inclusion of such features may render the particular Awards ineligible for the benefits of Rule 16b-3, nor, in the case of Participants who are not Section 16 persons, transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement or other writing expressly permit.

2. OPTIONS.

  2.1 Grants.

     One or more Options may be granted under this Article to any Eligible Employee. Each Option granted may be either an Option intended to be an Incentive Stock Option, or not so intended, and such intent shall be indicated in the applicable Award Agreement. Notwithstanding any other provision of the Plan to the contrary, it is intended that Options which are granted with a purchase price per share that is not less than 100% of the Fair Market Value of the Common Stock on the date of grant shall satisfy the requirement for "performance-based compensation" under Section 162(m) of the Code. In addition, notwithstanding anything else contained herein to the contrary, no Incentive Stock Options shall be granted more than ten years after the effective date of this Plan set forth in Section 6.8.

  2.2 Option Price.

     (a) Pricing Limits. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time of the Award, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of a Participant who owns or is deemed to own under Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Corporation) of the Fair Market Value of the Common Stock on the date of grant.

     (b) Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of Section 1.8; (iv) by notice and third party payment in such manner as may be authorized by the Committee; or (v) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, provided, however, that any shares delivered must have been owned by the Participant at least six months as of the date of delivery and the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such shares. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

  2.3 Limitations on Grant and Terms of Incentive Stock Options.

     (a) $100,000 Limit. To the extent that the aggregate "fair market value" of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as nonqualified stock options. For this purpose, the "fair market value" of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

     (b) Option Period. Each Option and all rights thereunder shall expire no later than ten years after the Award Date.

     (c) Other Code Limits. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

  2.4 Limits on 10% Holders.

     No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

3.  STOCK APPRECIATION RIGHTS.

  3.1 Grants.

     In its discretion, the Committee may grant to any Eligible Employee Stock Appreciation Rights concurrently with the grant of another Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees. Notwithstanding any other provision of the Plan to the contrary, it is intended that Stock Appreciation Rights with a base price per share of Common Stock not less than Fair Market Value on the date of grant shall satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.

  3.2 Exercise of Stock Appreciation Rights.

     (a) Exercisability. Unless the Award Agreement or the Committee otherwise provides, a Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable.

     (b) Effect on Available Shares. To the extent that a Stock Appreciation Right is exercised, the number of underlying shares of Common Stock theretofore subject to a related Award shall be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Award of the Participant shall be reduced by the number of underlying shares as to which the exercise related, unless the Award Agreement otherwise provides.

  3.3 Payment.

     (a) Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant shall be entitled to receive payment of an amount determined by multiplying

          (i) the difference obtained by subtracting the exercise price per share of Common Stock under the related Award from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

          (ii) the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

     (b) Form of Payment. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose and, in the case of any Section 16 Person, any election to receive cash shall be subject to any applicable limitations under Rule 16b-3 unless the Committee otherwise provides.

4.  RESTRICTED STOCK AWARDS.

  4.1 Grants.

     The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) by the Participant, the extent to which the Participant shall be entitled to dividends, voting and other rights in respect of the shares and the restrictions imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("restricted shares") shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

  4.2 Restrictions.

     (a) Pre-Vesting Restraints. Except as provided in Section 1.9, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed.

     (b) Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any restricted shares which are forfeited.

     (c) Cash Payments. If the Participant shall have paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

5.  PERFORMANCE SHARE AWARDS.

     The Committee may, in its discretion, grant Performance Share Awards to Eligible Employees based upon such factors, which in the case of any Award to a
Section 16 Person shall include but not be limited to the contributions, responsibilities and other compensation of the person as the Committee shall deem relevant in light of the specific type and terms of the award. An Award Agreement shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant shall be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, an Event or in such other circumstances as the Committee may determine.

6.  OTHER PROVISIONS.

  6.1  Rights of Eligible Employees, Participants and Beneficiaries.

     (a) Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

     (b) No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Employee or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

     (c) Plan Not Funded. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Corporation, and (except as provided in Section 1.4(c)) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the

Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

  6.2  Adjustments; Possible Early Termination of Awards; Acceleration.

     (a) Adjustments. If there shall occur any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or there shall occur any other like corporate transaction or event in respect of the Common Stock, or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable (but subject to the requirements of Section 6.2(c))
(1) proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Awards (including the specific numbers of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (c) the grant, purchase, or exercise price of any or all outstanding Awards, (d) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (e) the performance standards appropriate to any outstanding Awards, or (2) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be made which would cause the Plan to violate Section 424(a) of the Code or any successor provisions thereto without the written consent of holders materially adversely affected thereby. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to shareholders generally.

     (b) Possible Early Termination of Awards.  Subject to the requirements of
Section 6.2(c), upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, the Plan shall terminate, and any outstanding Awards shall terminate and be forfeited. Notwithstanding the foregoing, the Committee may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Awards theretofore granted or the substitution by such corporation for such Awards of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the Plan by such successor corporation in which event the Plan and the Awards shall continue in the manner and under the terms so provided; or (iii) for the payment in cash or shares of Common Stock in lieu of and in complete satisfaction of such Awards; provided, however, that the rights of Participants under Section 6.2(c) to acceleration of Awards under certain circumstances shall not in any way be modified, amended, altered or impaired by virtue of this Section 6.2(b).

     (c) Acceleration of Awards. Except as otherwise explicitly provided in an Award Agreement, upon the occurrence of an Event (i) each Option and Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) Restricted Stock shall immediately vest free of restrictions, and (iii) the number of shares covered by each Performance Share Award shall be issued to the Participant and the compensation payable under a cash-based Performance Share Award shall be paid to the Participant; provided, however, that in no event shall any Award be accelerated as to any
Section 16 Person to a date less than six months after the Award Date of such Award. Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Section 422 of the Code. Notwithstanding the foregoing, this Section 6.2(c) shall not apply to any Participant who alone or together with one or more other persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the Corporation triggers a "Change in Control" under Section 7.1(p)(4)(A) which causes the occurrence of the Event.

  6.3 Effect of Termination of Employment.

     (a) Unless the Committee provides otherwise in an applicable Award Agreement or by resolution, if a Participant's employment by the Company terminates for any reason other than Retirement, death or Total Disability, the Participant shall have, subject to earlier termination pursuant to or as contemplated by Section 1.6, three months from the date of termination of employment to exercise any Option to the extent it shall have become exercisable on that date, and any Option not exercisable on that date shall terminate. Notwithstanding the preceding sentence, in the event the Participant is discharged for cause as determined by the Committee in its sole discretion, all Options shall lapse immediately upon such termination of employment.

     (b) Unless the Committee provides otherwise in an applicable Award Agreement or by resolution, if a Participant's employment by the Company terminates as a result of Total Disability, the Participant or Participant's Personal Representative, as the case may be, shall have, subject to earlier termination pursuant to or as contemplated by Section 1.6, twelve (12) months from the date of termination of employment to exercise any Option to the extent it shall have become exercisable by that date and any Option not exercisable on that date shall terminate. If the Participant's employment by the Company terminates as a result of Retirement, the Participant shall have, subject to earlier termination pursuant to or as contemplated by Section 1.6, thirty-six
(36) months from the date of termination of employment to exercise any Option; provided, further, that upon the date of termination of a Participant's employment as a result of Retirement all Options outstanding shall become immediately exercisable, except if such Option has been awarded within six months of the date of termination of employment as a result of Retirement. In such case, the Options so awarded shall become fully exercisable after the expiration of six months from the date of the Award.

     (c) Unless the Committee provides otherwise in an applicable Award Agreement or by resolution, if the Participant's employment by the Company terminates as a result of death while the Participant is employed by the Company, the Participant's Option shall be exercisable by the Participant Beneficiary, subject to earlier termination pursuant to or as contemplated by
Section 1.6, during the twelve (12) month period following the Participant's death, as to all or any part of the shares for Common Stock covered thereby including all shares as to which the Option could not otherwise be exercisable. If the Participant's death occurs during either the twelve (12) or thirty-six
(36) month period referred to in Section 6.3(b) above, the Committee may provide by resolution to extend such period for exercise by up to an additional twelve
(12) months.

     (d) Each Stock Appreciation Right shall have the same termination provisions and exercisability periods as the Option to which it relates.

     (e) In the event of termination of employment with the Company for any reason, (i) shares of Common Stock subject to the Participant's Restricted Stock Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not become vested on that date; and (ii) shares of Common Stock subject to the Participant's Performance Share Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not been issued or become issuable on that date.

     (f) In the event of termination of employment with the Company for any reason, other than discharge for cause, the Committee may, in its discretion, increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, upon such terms as the Committee shall determine.

     (g) If an entity ceases to be a Subsidiary, such action shall be deemed for purposes of this Section 6.3 to be a termination of employment of each employee of that entity.

     (h) Upon forfeiture of a Restricted Stock Award pursuant to this Section 6.3, the Participant, or his or her Beneficiary or Personal Representative, as the case may be, shall transfer to the Corporation the portion of the Restricted Stock Award not vested at the date of termination of employment, without payment of any consideration by the Company for such transfer unless the Participant paid a purchase price in which case repayment, if any, of that price shall be governed by the Award Agreement. Notwithstanding any such transfer to the Corporation, or failure, refusal or neglect to transfer, by the Participant, or his or her Beneficiary or Personal Representative, as the case may be, such nonvested portion of any Restricted Stock Award shall be deemed transferred automatically to the Corporation on the date of termination of employment. The Participant's original acceptance of the Restricted Stock Award shall constitute his or her appointment of the Corporation and each of its authorized representatives as attorney(s)-in-fact to effect such transfer and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with such transfer.

  6.4  Compliance with Laws.

     This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all required federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

  6.5  Tax Withholding.

     (a) Cash or Shares. Upon any exercise, vesting, or payment of any Award or, if required under the Code, upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

     (b) Tax Loans. The Company may, in its discretion, authorize a loan to an Eligible Employee in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in subsection (a) above. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Company, under applicable law may establish and such loan need not comply with the provisions of Section 1.8.

  6.6  Plan Amendment, Termination and Suspension.

     (a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

     (b) Shareholder Approval. If any amendment would (i) materially increase the benefits accruing to Participants under this Plan, (ii) increase the aggregate number of securities that may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan, then to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (and Rules thereunder) or required under Section 425 of the Code or any other applicable law, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

     (c) Amendments to Awards. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Eligible Employees that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, his or her rights and benefits under an Award. Notwithstanding anything else contained herein to the contrary, the Committee shall not, without prior shareholder approval, (i) authorize the amendment of outstanding Options or Stock Appreciation Rights to reduce the exercise or base price, as applicable, except as contemplated by Section 6.2(a), or (ii) cancel and replace outstanding Options or Stock Appreciation Rights with similar Awards having an exercise or base price which is lower, except as contemplated by Section 6.2(a).

     (d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6.

  6.7  Privileges of Stock Ownership.

     Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

  6.8  Effective Date of the Plan.

     This Plan shall be effective as of April 12, 1995, the date of Board approval, subject to shareholder approval within 12 months thereafter.

  6.9  Governing Law/Construction/Severability.

     (a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California.

     (b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

     (c) Plan Construction.

          (1) Rule 16b-3. It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be disregarded.

          (2) Section 162(m). It is the further intent of the Company that Options or Stock Appreciation Rights with an exercise or base price not less than Fair Market Value on the date of grant shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

     (d) Limitations Prior to Expiration of Rule 16b-3 Transition
Period. Notwithstanding any other provision of this Plan, any Award granted to a Section 16 Person prior to September 1, 1995 (or any other date at which the transition period for purposes of new Rule 16b-3, as to this Plan, expires) is subject to the following additional limitations:

          (1) the Award may provide for the issuance of shares of Common Stock as a stock bonus for no consideration other than services rendered; and

          (2) in the event of an Award under which shares of Common Stock are or in the future may be issued for any other type of consideration, the amount of such consideration either (a) shall be equal to the minimum amount (such as the par value of such shares) required to be received by the Corporation to comply with applicable state law, or (b) shall be equal to or greater than 50% of the Fair Market Value of the shares of Common Stock on the date of the Award; provided that in the case of Restricted Stock Awards, the amount shall equal the minimum lawful amount (but not more than 10% of the market value of the stock subject to the Award on the Award Date) and any right to purchase the Restricted Stock must be exercised within 60 days of the Award Date.

  6.10  Captions.

     Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

  6.11  Non-Exclusivity of Plan.

     Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

7.  DEFINITIONS.

  7.1  Definitions.

     (a) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, or Performance Share Award under this Plan.

     (b) "Award Agreement" shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

     (c) "Award Date" shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

     (d) "Beneficiary" shall mean the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

     (e) "Board" shall mean the Board of Directors of the Corporation.

     (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (g) "Commission" shall mean the Securities and Exchange Commission.

     (h) "Committee" shall mean a committee appointed by the Board to administer this Plan, which committee shall be comprised only of three (or, effective September 1, 1995, or any other date at which the transition period for purposes of new Rule 16b-3, as to this Plan, expires, two) or more directors or such greater number of directors as may be required under applicable law, each of whom, during such time as one or more Participants may be subject to Section 16 of the Exchange Act and/or Section 162(m) of the Code, shall be Disinterested and/or an "outside director" (as such term is defined under Section 162(m) of the Code and regulations issued thereunder).

     (i) "Common Stock" shall mean the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

     (j) "Company" shall mean, collectively, the Corporation and its Subsidiaries.

     (k) "Corporation" shall mean Furon Company, a California corporation, and its successors.

     (l) "Disinterested" shall mean disinterested within the meaning of any applicable regulatory requirements, including Rule 16b-3.

     (m) "Eligible Employee" shall mean an officer (whether or not a director) or key employee of the Company.

     (n) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     (o) "EVA" shall have the meaning set forth in the Corporation's Economic Value Added (EVA) Incentive Compensation Plan.

     (p) "Event" shall mean any of the following:

          (1) Approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation;

          (2) Approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Corporation;

          (3) Approval by the shareholders of the Corporation of the sale or transfer of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary; or

          (4) A Change in Control. A "Change in Control" shall be deemed to have occurred if:

             (A) Any "person", alone or together with all "affiliates" and "associates" of such person, is or becomes (i) an "Acquiring Person" as defined in the Corporation's Rights Agreement dated as of March 21, 1989, as amended, or (ii) the "beneficial owner" of 30% of the outstanding voting securities of the Corporation (the terms "person", "affiliates", "associates" and "beneficial owner" are used as such terms are used in the Exchange Act and the General Rules and Regulations thereunder); provided, however, that a "Change in Control" shall not be deemed to have occurred if such "person" is the Corporation, any Subsidiary or any employee benefit plan or employee stock plan of the Corporation or of any Subsidiary, or any trust or other entity organized, established or holding shares of such voting securities by, for or pursuant to, the terms of any such plan; or

             (B) Individuals who at the beginning of any period of two consecutive calendar years constitute the Board cease for any reason, during such period, to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period.

     (q) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (r) "Fair Market Value" shall mean (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

     (s) "Fiscal Year" shall mean the fiscal year of the Corporation.

     (t) "Incentive Stock Option" shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of shareholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

     (u) "Non-Employee Director" shall mean a member of the Board of Directors of the Corporation who is not an officer or employee of the Company.

     (v) "Nonqualified Stock Option" shall mean an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

     (w) "Option" shall mean an option to purchase Common Stock granted under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option.

     (x) "Participant" shall mean an Eligible Employee who has been granted an Award under this Plan.

     (y) "Performance Share Award" shall mean an award of shares of Common Stock made in accordance with Section 5.

     (aa) "Personal Representative" shall mean the person or persons who, upon the Total Disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

     (bb) "Plan" shall mean this 1995 Stock Incentive Plan.

     (cc) "QDRO" shall mean a qualified domestic relations order as defined in
Section 414(p) of the Code or Title I, Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

     (dd) "Restricted Stock" shall mean shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting and such transfer and other restrictions as are established in or pursuant to this Plan, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

     (ee) "Restricted Stock Award" shall mean an award of Restricted Stock made pursuant to Section 4.

     (ff) "Retirement" shall mean termination of a Participant's employment with the Company by reason of retirement on or following the Participant's 60th birthday and such other terminations of employment as the Committee by rule may include.

     (gg) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time, but subject to any applicable transition rules.

     (hh) "Section 16 Person" shall mean a person subject to Section 16(a) of the Exchange Act.

     (ii) "Stock Appreciation Right" shall mean a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock that is authorized under this Plan.

     (jj) "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

     (kk) "Total Disability" shall mean, in the case of Incentive Stock Options, a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and, in the case of all other Awards, such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

- -------------------------------------------------------------------------------
[ ]
1. ELECTION OF DIRECTORS                    *FOR all nominees
                                             listed below    /x/

   WITHHOLD AUTHORITY to vote                *EXCEPTIONS
   for all nominees listed below  /x/                    /x/

   Nominees Class II: Cochrane Chase, H. David Bright and William C. Shepherd *(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For" and "Exceptions" boxes and write that nominee's name in the space provided below.)
   Exceptions _______________________________________________________________

2. Proposal for approval of the Furon Company 1995 Stock Incentive Plan.
   FOR  /x/                    AGAINST  /x/                    ABSTAIN  /x/

3. Proposal for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending February 3, 1996.
   FOR  /x/                    AGAINST  /x/                    ABSTAIN  /x/

4. In accordance with the discretion of the proxy holders, to act upon such other matters as may properly come before the meeting and at any adjournment thereof.

   Please check box  /x/  if you plan to attend the Annual Meeting.

   Address Change and/or Comments  /x/

   Dated __________________________________, 1995

   ______________________________________________

   ______________________________________________
       Signature or Signatures of Shareholders
   (Your signature should conform to your name as printed hereon. Co-owners should all sign.)

   Votes must be indicated (x) in Black or Blue Ink. /x/

   Please Sign, Date and Return This Card Promptly Using the Enclosed Envelope.
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
                                FURON COMPANY

                                  P R O X Y

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints J. Michael Hagan and Donald D. Bradley, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Furon Company (the "Company") held of record by the undersigned as of April 17, 1995, the record date with respect to this solicitation, at the Annual Meeting of Shareholders of the Company to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California on Tuesday, June 6, 1995, at 10:30 a.m., local time, and at any adjournment thereof, upon the matters set forth on the reverse side hereof, as more fully described in the accompanying proxy statement.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2) AND (3) ON THE REVERSE SIDE HEREOF.

                                   (Continued and to be signed on reverse side)

                                FURON COMPANY
                                P.O. BOX 11987
                                NEW YORK, N.Y. 10203-0987
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
[ ]
1. ELECTION OF DIRECTORS                    *FOR all nominees
                                             listed below    /x/

   WITHHOLD AUTHORITY to vote                *EXCEPTIONS
   for all nominees listed below  /x/                    /x/

   Nominees Class II: Cochrane Chase, H. David Bright and William C. Shepherd *(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For" and "Exceptions" boxes and write that nominee's name in the space provided below.)
   Exceptions _______________________________________________________________

2. Proposal for approval of the Furon Company 1995 Stock Incentive Plan.
   FOR  /x/                    AGAINST  /x/                    ABSTAIN  /x/

3. Proposal for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending February 3, 1996.
   FOR  /x/                    AGAINST  /x/                    ABSTAIN  /x/


   Address Change and/or Comments  /x/

   Dated __________________________________, 1995

   ______________________________________________
                      Signature

   Votes must be indicated (x) in Black or Blue Ink. /x/

   Please Sign, Date and Return This Card Promptly Using the Enclosed Envelope.
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
                       CONFIDENTIAL VOTING INSTRUCTIONS

           TO: SOCIETY NATIONAL BANK, TRUSTEE ("TRUSTEE") UNDER THE EMPLOYEE STOCK OWNERSHIP PLAN ("PLAN") OF FURON COMPANY ("COMPANY")

     The undersigned, as a Participant in the Plan, is entitled to direct the Trustee as to the voting of all shares of the Company's Common Stock allocated to my account under the Plan as of April 17, 1995, the record date for the Company's Annual Meeting of Shareholders to be held on June 6, 1995 ("Annual Meeting"), as well as the portion of the unallocated shares of the Company's Common Stock under the Plan, and the shares allocated to Participants for which the Trustee does not receive timely and proper directions, as to which I am entitled under the Plan to direct the Trustee as to the voting thereof (collectively, the "Shares"). The undersigned hereby directs the Trustee to vote (in person or by proxy) the Shares at the Annual Meeting and any adjournment thereof as indicated on the reverse side hereof.

     PLEASE SIGN AND DATE THIS INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROPERLY EXECUTED INSTRUCTION CARD MUST BE DELIVERED TO THE ADDRESS SPECIFIED BELOW BY THE CLOSE OF BUSINESS ON JUNE 2, 1995 TO ENABLE THE TRUSTEE TO VOTE THE SHARES IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF THIS INSTRUCTION CARD IS PROPERLY EXECUTED AND TIMELY DELIVERED BUT NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR PROPOSALS (1), (2) AND
(3) ON THE REVERSE SIDE HEREOF.

(Continued and to be signed on reverse side)

                                FURON COMPANY
                                P.O. BOX 11987
                                NEW YORK, N.Y. 10203-0987
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
[ ]
1. ELECTION OF DIRECTORS                    *FOR all nominees
                                             listed below    /x/

   WITHHOLD AUTHORITY to vote                *EXCEPTIONS
   for all nominees listed below  /x/                    /x/

   Nominees Class II: Cochrane Chase, H. David Bright and William C. Shepherd *(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For" and "Exceptions" boxes and write that nominee's name in the space provided below.)
   Exceptions _______________________________________________________________

2. Proposal for approval of the Furon Company 1995 Stock Incentive Plan.
   FOR  /x/                    AGAINST  /x/                    ABSTAIN  /x/

3. Proposal for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending February 3, 1996.
   FOR  /x/                    AGAINST  /x/                    ABSTAIN  /x/

4. In accordance with the discretion of the proxy holders, to act upon such other matters as may properly come before the meeting and at any adjournment thereof.

   Address Change and/or Comments  /x/

   Dated __________________________________, 1995

   ______________________________________________
                     Signature

   Votes must be indicated (x) in Black or Blue Ink. /x/

   Please Sign, Date and Return This Card Promptly Using the Enclosed Envelope.
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
                       CONFIDENTIAL VOTING INSTRUCTIONS

         TO: FIDELITY MANAGEMENT TRUST COMPANY, AS TRUSTEE UNDER THE
           FURON COMPANY EMPLOYEES' PROFIT-SHARING-RETIREMENT PLAN

     Under the provisions of the trust relating to the Furon Company Employees' Profit-Sharing-Retirement Plan, Fidelity Management Trust Company (FMT Co.) as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of Furon Company Common Stock held under the Plan is to be voted at the Annual Meeting of Shareholders to be held on Tuesday, June 6, 1995, and at any adjournment thereof. Your instructions to FMT Co. will not be divulged or revealed to anyone at Furon Company. You may indicate your instructions to FMT Co. by completing the reverse side hereof, which is a reprint of the proxy card sent to all shareholders.

     THIS CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS CARD WILL BE VOTED FOR PROPOSALS (1), (2) AND (3) ON THE REVERSE SIDE HEREOF.

                                   (Continued and to be signed on reverse side)

                                FURON COMPANY
                                P.O. BOX 11987
                                NEW YORK, N.Y. 10203-0987
- -------------------------------------------------------------------------------

[LOGO]

May 1, 1995

                                Re:  Voting Cards for Annual
                                     Meeting of Shareholders
                                     -----------------------

Dear Plan Participant:

        Enclosed are Furon Company's proxy solicitation materials for this year's Annual Meeting of Shareholders. Since you fall within two or more of the categories listed below, we need to request a separate voting card for each category that applies to you. In an effort to minimize costs and avoid duplication in connection with the Annual Meeting, we have enclosed separate voting cards for each of your categories rather than send you multiple sets of materials. (For example, if you fall within category nos. 1 and 3, two cards will be enclosed--a white proxy card and a buff confidential voting instructions card. If categories 2 and 3 apply to you, two confidential voting instructions cards will be enclosed--one light yellow and one buff. And so on.)

        The possible categories and related voting cards are as follows:

                                                   Voting Card
                                             ------------------------
             Category                        Type              Color
             --------                        ----              ------
        1.   Record Holder of Furon          Proxy             White
             Common Stock as of
             April 17, 1995.

        2.   Participant in the Furon        Confidential      Light
             Company Employees'              Voting            Yellow
             Profit-Sharing-Retirement       Instructions
             Plan (401(k) Plan) with
             All or a Portion
             of Your Account Invested
             in Furon Common Stock
             as of April 17, 1995.

        3.   Participant in the Furon        Confidential      Buff
             Company Employee Stock          Voting
             Ownership Plan (ESOP) as of     Instructions
             April 17, 1995.

        In order to assure that all of the shares which you are entitled to vote or direct the vote as of April 17, 1995 (the record date for the Annual Meeting) are voted at the meeting, please complete, sign and date EACH CARD enclosed in accordance with the instructions printed thereon, and promptly return ALL OF THE CARDS in the enclosed envelope to The Bank of New York, who will tabulate the votes on a confidential basis.

                                Sincerely,

                                /s/ DONALD D. BRADLEY
                                ---------------------
                                Donald D. Bradley
                                General Counsel
                                and Secretary